Exhibit 10.21

                              SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT ("Agreement") is entered into effective as of the first day of April, 2003, by and between SARA LEE CORPORATION (including its Champion Athleticwear division), a Maryland corporation, and SARA LEE GLOBAL FINANCE, L.L.C., a Delaware limited liability company, collectively referred to hereinafter as "Champion", and CHAMPION LYTE, Inc. and CHAMPION LYTE PRODUCTS, Inc. (successor to Meridian USA Holdings, Inc.), Florida corporations collectively referred to hereinafter as "ChampionLyte").

     WHEREAS, Champion is, and has been for many years, the owner and user of the CHAMPION trademark and various trademark registrations for CHAMPION for a wide variety of goods utilized by consumers who engage in an active lifestyle (the "CHAMPION Mark"); and

     WHEREAS, ChampionLyte uses as a trademark and tradename, and has registered as a trademark on the Principal Register of the United States Patent and Trademark Office, the designation "CHAMPION LYTE" for a sugar free sports drink product under US. Trademark Reg. No. 2,460,374 (the "CHAMPION LYTE Mark"); and

     WHEREAS, Champion has objected to ChampionLyte's use and registration of the CHAMPION LYTE Mark; and

     WHEREAS, Champion has instituted litigation in the United States District Court for the Middle District of North Carolina, Civil Action No. 1:01CV01053 ("the Litigation"), seeking a judgment enjoining ChampionLyte from all further use of the CHAMPION LYTE Mark, and other relief; and

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     WHEREAS, ChampionLyte has denied liability to Champion and has counterclaimed for its attorney fees in the Litigation; and

     WHEREAS, Champion and ChampionLyte desire to resolve this dispute without further controversy and to settle the clams iii the Litigation.

     NOW, THEREFORE, for and in consideration of the mutual promises and covenants hereinafter set forth, the parties agree as follows:

     1. Simultaneously with the execution of the license agreement described in (Paragraph) 5 below, ChampionLyte will immediately assign its registration@) for the CHAMPION LYTE Mark, and any and all rights it has or may have in the CHAMPION LYTE Mark, to Champion.

     2. Simultaneously with the execution of the license agreement described in (Paragraph) 5 below, ChampionLyte will cease and desist from all further use of the CHAMPION LYTE Mark, except as allowed and permitted by the License Agreement mentioned hereafter.

     3. From and after the execution of the license agreement described in (Paragraph) 5 below, ChampionLyte will not hereafter use the word "CHAMPION" as a trademark or tradename in any from or combination, except as allowed and permitted by the I ' License Agreement mentioned hereafter.

     4. Simultaneously with the execution of the license agreement described in (Paragraph) 5 below, ChampionLyte will abandon any and all current applications to register the CHAMPION LYTE Mark, and will not seek to register any trademark or tradename containing the word "CHAMPION" a l any time hereafter.


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     5.   Within the next twenty days, Champion and ChampionLyte will enter into a trademark license agreement ("License Agreement"), which will include, among other things and in addition to standard commercial terms applicable to such agreements, the following terms and provisions:

          a) Champion will grant ChampionLyte an exclusive license to use the CHAMPION LYTE Mark in connection with sugar-free sports drinks only, in the United States, Mexico and Canada.

          b) The License Agreement will extend for an initial five-year tern, and two additional five-year terms at C ChampionLyte's option, subject to ChampionLyte meeting all the minimum sales and royalty requirements.

          c) If the License Agreement is not earlier terminated, and if ChampionLyte has met all the requirements of the License Agreement, after the first three five-year tern, the parties will negotiate in good faith for two additional five-year terms based upon new minimum sales, minimum royalties, and royalty rates.

          d)   Minimum calendar year sales shall be as follows:

                    2003--$500,000 (measured from 4/1/03 to 3/3 1/04)
                    2004--$750,000
                    2005--$1,000,000
                    2006--$1,250,000
                    2007--$1,500,000

                    [renewal for 2d five years if sales in years 2005-07 average at least $1,500,000
                    2008--$2,000,000
                    2009--$2,500,000
                    2010--$3,000,000
                    2011--$3,500,000
                    2012--$4,000,000
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                    [renewal for 3d five years if sales in years 2010-12 average at least $5,000,000]

                     2013--$5,000,000
                     2014--$6,000,000
                     2015--$7,000,000
                     2016--$8,000,000
                     2017--$9,000,000

               Failure to meet minimum in any year results in termination.

               Failure to meet averages stated results in no right to renew.

          e) Royalties: 3% on all sales until sales reach %10,000,000 annually; 5% on all sales after sales reach $10,000,000 annually; 6% on all sales after sales reach $15,000,000 annually. Royalties will be paid quarterly. Beginning with Contract Year 2 (calendar year 2004), royalty minimums will be paid in advance (i.e. at the beginning of the year). Reporting from ChampionLyte shall be monthly. The advance will decrement against earned royalties,

          f) ChampionLyte will not assign license to any of Champion's competitors (to be further defined in the License Agreement but including, by way o f example, Nike, Russell, Gildan, Reebok, Adidas, Umbro, Starter, Fruit, Vanity Fair, Wamaco, et al.).

          g) ChampionLyte will pay for all litigation, cancellation, or similar proceedings pending with respect to the CHAMPION LYTE mark through and including the date of his Agreement. Champion and ChampionLyte will consult as to the prosecution and defense o f any such proceedings currently pending. Champion will be responsible for all litigation, cancellation or similar proceedings with respect to the CHAMPION LYTE


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               trademark from and after the date of this Agreement and will otherwise take all steps reasonable and necessary to protect and defend the CHAMPION LYTE trademark from any infringement or challenge by any party anywhere within the territory covered by the License Agreement. In connection with the foregoing, ChampionLyte hereby represents and warrants that to its knowledge after diligent investigation, there are no claims, proceedings or actions, existing or threatened against it with respect to its adoption, use or registration of the CHAMPION LYTE mark, except as set forth on Schedule A to this Agreement.

          6. Champion and ChampionLyte will file a stipulation dismissing with prejudice all claims in the Litigation. In addition, upon assignment o f the CHAMPION LYTE Mark to Champion as provided herein, Champion will cause to be dismissed with prejudice the trademark cancellation proceeding pending before the 'United States Patent and Trademark Office's Trademark Trial and Appeal Board, captioned Sara Lee Global Finance. L.L.C., v. ChampionLyte, Inc., Cancellation No. 92032691.

          7. Each party shall bear its own costs and attorney's fees in connection with the Litigation and all matters relating thereto.

          8. This Agreement shall be binding upon and inure to the benefit of the parties, their officers, agents, legal representatives, employees, successors, assigns, subsidiaries, licensees and all those in active concert or participation with them.


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          9.   Both parties warrant that the individual whose signature appears below has been duly authorized to sign this Agreement and to bind each party thereto.

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Accepted Agreed to
Champion                                           ChampionLyte

By: /s/ Arthur Dabaugh        (SEAL)        By: /s/ Marshall Kanner      (SEAL)
   ---------------------------------           ---------------------------------

         Assistant Secretary                         COO
Title: -----------------------------        Title: -----------------------------

         3 April 2003                               3/28/03
Dated: -----------------------------        Dated: -----------------------------


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                                   SCHEDULE A

     Pending or threatened actions, claims or proceeding regarding ChampionLyte's adoption, registration or use of the CHAMPION LYTE mark:

          Champion Performance Products, Inc. d/b/a Champion Nutrition v. ChampionLyte, Inc., TTAB Cancellation No. 92040440

          Sara Lee Global Finance, L.L.C., v. ChampionLyte Inc., TTAB Cancellation No. 92032691.